EXHIBIT 99.1

Secured Digital's Income For H1 2007 Exceeds Total Income for Fiscal 2006

    NEW YORK--(BUSINESS WIRE)--Aug. 15, 2007--Secured Digital
Applications, Inc. (OTCBB:SDGL), a leading provider of Business
Process Outsourcing (BPO) services and systems integrator for Radio Frequency Identification (RFID) enabled tracking applications, announced today that the Company posted record revenues of $21 million for the first six months of 2007, up 34% from the first six months of the previous year.

    In its quarterly report filed with the U.S. Securities and Exchange Commission yesterday, the Company reported that its net income of $659,873 for the first six months of 2007 has exceeded the Company's net income of $657,384 for all of fiscal 2006. Revenue for the second quarter was $11 million, up 37% from the same period in 2006, primarily as a result of increased sales in advanced technology applications and outsourced business services comprising media production and information technology services.

    The Company said that its gross profit margin has also improved from 3.9% for the six month period ended June 30, 2006 to 7.4% for the six month period ended June 30, 2007.

    "We believe that the demand environment for our products and services will continue to remain buoyant and there is an increasing acceptance in the market of a global delivery model for outsourced business services," said Patrick Lim, Chairman and CEO of the Company. "We are focusing our efforts in strengthening our competence in financial accounting and RFID tracking BPO services that we expect to be the drivers of growth going forward."

    About Secured Digital Applications, Inc.:

    Secured Digital Applications, Inc. is a global provider of outsourced business services in media production, information technology, digital document management and consulting. The Company serves customers in Asia as well as the United States. The Company's media production includes content for television, the Internet and free-standing digital displays, and also designs and installs on-site multi-media presentations. The Company also develops and implements solutions for biometric security systems, business process and RFID enabled applications including document, people, inventory and asset tracking. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites do not comprise a part of the press release.

    Safe Harbor Statement:

    Information contained in this release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include but are not limited to: economic downturns; failure to achieve anticipated short- and long-term financial benefits from our business; failure to achieve market demand and acceptance for our products and services; and our ability to obtain financing on terms acceptable to us to finance our business and growth strategy. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.

    CONTACT: Newport Capital Consultants
             Stephen Jones, 972-712-1039
             esjones1@aol.com